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                                                                   Exhibit 10.10

                              SYMPOSIUM CORPORATION
                                 410 PARK AVENUE
                                    SUITE 830
                            NEW YORK, NEW YORK 10022


                                                                  March 23, 2000

Lancer Offshore Inc.
Kaya Flamboyan 9
Curacao, Netherlands Antilles

Capital Research, Ltd.
27241 Paseo Peregrino
San Juan Capo, California  92675


Gentlemen:

         Reference is made to the Certificate of Designation (the "Certificate") creating the series of preferred stock of Symposium Corporation, a Delaware corporation (the "Company"), designated as the Series A Preferred Stock, par value $.10 per share (the "Series A Shares") and the Term Sheet (the "Term Sheet") describing the terms upon which the Series A Shares were offered and sold to Lancer Offshore Inc. and Capital Research, Ltd. (collectively, the "Holders"). The Certificate and the Term Sheet are hereinafter collectively referred to as the "Documents."

         The Documents provide that the if the Series A Shares are not redeemed in full within 60 days following issuance (such 60th day being March 28, 2000):
(A) the price at which the Series A Shares are convertible into shares of the Company's Common Stock will be reduced from $2.00 per share to $0.10 per share; and (B) the Company will be required to issue to the holders of the Series A Shares, an aggregate of 215,000 five year warrants per month (the "Warrants") until the Series A Shares are redeemed in full, such Warrants to be issued on the first day of each thirty day period, and to have an exercise price of $0.10 per share.

         The Company and the Holders hereby agree as follows:

         1. Notwithstanding any provision of the Documents to the contrary, the reduction of the conversion price of the Series A Shares referred to in clause
(A) above and the requirement that the Company issue Warrants on a monthly basis referred to in clause (B) above will not become effective if the Company redeems the Series A Shares in full on or before April 12, 2000 (such date being the 75th day following issuance of the Series A Shares). If the Company fails to redeem the Series A Shares in full on or prior to April 12, 2000, then the reduction of the conversion price of the Series A Shares referred to in clause
(A) above and the


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requirement that the Company issue Warrants on a monthly basis referred to in clause (B) above will become effective as of April 13, 2000 and will remain effective thereafter unless and until the Series A Shares are redeemed in full.

         2. The agreements of the Company and the Holders set forth in paragraph 1 will not abrogate or amend any other obligations of the Company set forth in the Documents with respect to the Series A Shares (which other obligations shall remain in full force and effect), including without limitation the obligation of the Company to issue to the Holders an aggregate of 16,125 shares of Common Stock per day for each day from March 1 through March 28, 2000; and to issue to the Holders an aggregate of 26,875 shares of Common Stock per day for each day after March 28, 2000, such obligations to continue in effect until the day on which the Series A Shares are redeemed in full.

         3. The Holders will irrevocably consent, with respect to all shares of the Common Stock owned beneficially or of record by the Holders, to the proposed amendment (the "Amendment") to the Company's Amended and Restated of Incorporation increasing the number of authorized shares of the Common Stock from 25,000,000 shares to 75,000,000 shares (and thereby increasing the total number of authorized shares of capital stock of the Company from 35,000,000 to 85,000,000 shares).

         4. In consideration of the agreements of the Holders set forth herein, the Company hereby agrees to issue to the Lancer Offshore Inc. an aggregate of 250,000 shares of Common Stock and to Capital Research, Ltd. an aggregate of 25,000 shares of Common Stock (such 250,000 shares and 25,000 shares being collectively referred to as the "Additional Shares"), such issuances to become effective on the date the Amendment is filed with the Secretary of State of Delaware.

         5. Each of the Holders each hereby severally represents to the Company, on behalf of itself, that each of such Holder is (and on the date of issuance of such Additional Shares will be) an "accredited investor" within the meaning of Regulation D, as promulgated by the Securities and Exchange Commission pursuant to the Securities Act of 1933, as amended (the "Act"), and has such knowledge and experience in financial and business matters that it is capable of evaluating the merits and risks of an investment in the Additional Shares; that such Holder is acquiring the Additional Shares to be issued to such Holder for investment and without a view to the sale, assignment, transfer or other distribution thereof; the Additional Shares may not be offered for sale, sold or otherwise transferred except pursuant to an effective registration statement under the Act and in compliance with the applicable securities laws of any state or other jurisdiction, or pursuant to an opinion of counsel satisfactory to the Company that such registration is not required and such compliance has been obtained. The Company may affix an appropriate legend to any certificate(s) representing the Additional Shares to reflect the foregoing.

         6. This letter will be governed by the laws of the State of New York applicable to contracts made and to be performed entirely within such State. Any claims or disputes relating in any way to this Agreement shall be submitted to the New York State courts or the United States District Court for the Southern District of New York. The parties hereby

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consent to such venue and the personal jurisdiction of such courts and agree not to contest such venue or assert any claim to move the claim or dispute to another venue or forum.

         If the foregoing correctly reflects our understanding, please so indicate by signing the enclosed copy of this letter in the space indicated below and returning it to the Company, whereupon it will constitute a binding agreement among us.

                                               Very truly yours,

                                               SYMPOSIUM CORPORATION



                                               By:________________________
                                                     Ronald Altbach


Accepted and agreed to as of the date first above written:

Lancer Offshore, Inc.



By:_______________________


Capital Research, Ltd.



By:_______________________